                                                             EXHIBIT (8)(k)(iii)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 20th day of November, 2000, by and among Ayco Series Trust, Mercer Allied Company, L.P. and American General Life Insurance Company, the parties do hereby agree to an amended Schedule B as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment No. 2 shall take effect on May 14, 2002.

                                      AYCO SERIES TRUST
                                      By its authorized officer,


                                      By: ______________________________________

                                      Title: ___________________________________


                                      MERCER ALLIED COMPANY, L.P.
                                      By its authorized officer,


                                      By: ______________________________________

                                      Title: ___________________________________


                                      AMERICAN GENERAL LIFE INSURANCE COMPANY
                                      By its authorized officer,


                                      By: ______________________________________

                                      Title: ___________________________________
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                                   Schedule B
                              (As of May 14, 2002)

                                   Contracts

Platinum Investor VA
Platinum Investor I VUL and Platinum Investor II VUL
Platinum Investor III VUL
Platinum Investor Survivor VUL
Platinum Investor Survivor II VUL
Platinum Investor PLUS VUL
Corporate America VUL